EXHIBIT (i)(2)

CONSENT OF COUNSEL

I consent to the incorporation by reference in this Post-Effective Amendment No. 312 to the Registration Statement of Eaton Vance Mutual Funds Trust (1933 Act File No. 002-90946) of my opinion dated December 28, 2018 which was filed as Exhibit (i) to Post-Effective Amendment No. 306.

/s/ David D. Barr
David D. Barr, Esq.

April 29, 2019

Boston, Massachusetts